Exhibit C


                             SHAREHOLDERS' AGREEMENT
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         SHAREHOLDERS'  AGREEMENT  dated as of April 25, 2001,  by and among The
Heico Companies, L.L.C., a Delaware limited liability company ("Heico") and Hostmark World LP, a Delaware limited partnership ("Hostmark").

         WHEREAS, Heico is the majority stockholder of Worldport Communications, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, the Company owns all of the outstanding stock of WorldPort Holdings, Inc., a Delaware corporation (the "Purchaser"); and

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of April 25, 2001 (the "Purchase Agreement"), by and among Purchaser and Hostmark, Purchaser purchased all of the issued and outstanding stock of certain corporations owned by Hostmark in return for shares of Company common stock, $0.0001 par value ("Common Stock") as described therein; and

         WHEREAS, Hostmark has required, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, that the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Purchase Agreement, the parties hereto agree as follows:

              1. Election of Hostmark Designee. At each annual meeting of the stockholders of the Company, and at each special meeting of the stockholders of the Company called for the purpose of electing directors of the Company, and at any time at which stockholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, Heico hereby agrees to (a) use commercially reasonable efforts to have the Hostmark Designee (as defined) nominated for director and (b) vote or cause to be voted all shares of Common Stock and all shares of preferred stock of the Company owned by Heico (the "Shares") (or act by written consent with respect to such Shares) for the election of a Hostmark Designee to the Board of Directors of the Company. The term Hostmark Designee shall mean Donald Sturm or a person designated in writing by Hostmark who is reasonably acceptable to Heico, in its sole discretion.

              2. Term. This Agreement shall terminate and be of no further force or effect at the earliest to occur of the following (a) the second anniversary of the date hereof, (b) at such time as Hostmark (together with its Affiliates (as defined below)) owns less than 1,000,000 shares of Common Stock or (c) at such time as Hostmark or any of its Affiliates (as defined below) engages in a Competing Activity. The term Affiliate shall mean any entity or person (i) that directly or indirectly controls, is controlled by, or is under common control with, Hostmark, (ii) any other person that is an officer or director of Hostmark or a person or entity specified in


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clause  (i),  and (iii) any  spouse or  immediate  family  member or any  person described in clauses (i) or (ii). For the purposes of this definition, "control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the forgoing. For purposes of this Agreement any person or entity that owns 10% or more of the total outstanding voting securities, or rights or warranties to purchase such voting securities, of another entity shall be deemed to "control" such other entity. The term Competing Activity shall mean directly or indirectly (a) engaging in any manner in the Business (as defined in the Purchase Agreement) anywhere in Europe, (b) soliciting any customers of the Company, or any customers of any of the Company's subsidiaries, for products or services directly or indirectly competitive with the products or services provided by the Company or any of its subsidiaries conducting the Business in
Europe,   (c)  soliciting  (other  than  pursuant  to  a  general   non-targeted
solicitation) for employment or other services, or employing or engaging as a consultant or otherwise, any of the Company's or its subsidiaries, employees, or
(d) owning more than 10% of the equity interest (or securities convertible into or exchangeable for such equity interest) or serving as an officer or director of any person or entity that engages in any of the foregoing activities. If Hostmark or any of its Affiliates engages in a Competing Activity then, unless Heico has previously consented in writing to the specific Competing Activity, Hostmark shall cause the Hostmark Designee to promptly resign from the Board of Directors of the Company.

              3. Specific Enforcement. Each party hereto expressly agrees that the other party would be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof, without the necessity of proof of actual damages or the posting of a bond or other security.

              4. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):


         If to Heico:     The Heico Companies, L.L.C.
                          2626 Warrenville Road, Suite 300
                          Downers Grove, Illinois 60515
                          Attention:  Michael E. Heisley, Sr.
                          Telecopy: (312) 419-9417

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         With a copy to:  McDermott, Will & Emery
                          227 West Monroe Street
                          Chicago, Illinois 60606
                          Attention:  Helen R. Friedli, P.C.
                          Telecopy: (312) 984-3669

         If to Hostmark:  Hostmark World, LP
                          c/o Sturm Group, Inc.
                          3033 East First Avenue,
                          Suite 200
                          Denver, Colorado  80206
                          Attention:  Donald L. Sturm
                                      Richard H. Siegel
                          Telecopy: (303) 321-4444

         With a copy to:  Holme Roberts & Owen LLP
                          1700 Lincoln Street
                          Suite 4100
                          Denver, Colorado  80203
                          Attention:  Charles D. Maguire, Jr.
                          Telecopy (303) 866-0200

              5. Entire Agreement. This Agreement constitutes the entire agreement among the partners hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them with respect to such subject matter.

              6. Amendments. Neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by each of the parties.

              7. Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive laws of the State of Delaware applicable to contracts executed and to be wholly performed within such State.

              8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto. Neither party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other party.

              9. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


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              10. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.


              11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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              IN  WITNESS  WHEREOF,  this  Agreement  has  been  executed  as an instrument under seal of the date and year first above written




THE HEICO COMPANIES, L.L.C.
                                             HOSTMARK  WORLD, LP


By:  /s/ S. Meadows                          By: /s/ Bruno d'Avanzo
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Name: S. Meadows                             Name:
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Its:  Asst. Secy.                            Its:
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